UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2025

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 14, 2025, ESS Tech, Inc. (the “Company”) entered into an unsecured promissory note with YA II PN, LTD., an investment fund managed by Yorkville Advisors Global, L.P. (“Yorkville”) in the aggregate principal amount of up to $40 million (the “Promissory Note”), in two tranches consisting of a first tranche of $30 million and a second tranche of $10 million, in each case less an original issue discount of 8% and certain fees and expenses. Each tranche may be drawn by the Company upon the satisfaction of certain conditions, including, for the second tranche, upon the Company, among other things, entering into a sales agreement with Yorkville Securities, LLC, an affiliate of Yorkville, related to an at-the-market offering program and the principal amount outstanding under the Promissory Note for the first tranche being equal to or less than $20 million. The Promissory Note accrues interest at a rate of 3% per annum, amortizes through maturity and matures on October 14, 2026. The Note contains customary representations and warranties by the Company and customary events of default. The proceeds of the Promissory Note may be used for working capital and general corporate purposes.
In connection with the Promissory Note, the Company issued to Yorkville a warrant exercisable for an aggregate number of up to 1,052,104 shares of the Company’s common stock (the “Warrant”). The Warrant has an exercise price of $9.98 per share, payable in cash or, under certain circumstances, pursuant to net exercise. The Warrant is exercisable for five years from the date of issuance. The issuance of the Warrant is, and the issuance of the shares issuable upon exercise of the Warrant is or is expected to be, exempt from registration pursuant to Section 4(a)(2) or Rule 506 of Regulation D of the Securities Act.
The foregoing descriptions of the Promissory Note and the Warrant do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Promissory Note and the Warrant, which are filed as Exhibit 10.1 and Exhibit 4.1 to this Current Report on Form 8-K, respectively.
Yorkville is also a party to the Company’s Standby Equity Purchase Agreement, and Yorkville and/or one of its affiliates may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, including serving as sales agent under an at-the-market sales agreement, for which they have received and will receive customary fees and commissions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
Item 9.01 Exhibits

(d)	Exhibits

Exhibit Number	Description of Document
4.1#	Form of Warrant
10.1#*	Promissory Note
99.1	Press release, dated October 14, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
* Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) or (b)(2), as applicable of Regulation S-K. The registrants agree to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.
# Certain confidential information contained in this exhibit has been omitted because it is both (i) not material; and (ii) the type that the registrants treat as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 14, 2025

ESS TECH, INC.

By:	/s/ Kate Suhadolnik
Name:	Kate Suhadolnik
Title:	Interim Chief Financial Officer